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                                   AMENDMENT

                            Dated November 17, 1997

                                      to
                               RIGHTS AGREEMENT
                                    Between
                                XYVISION, INC.
                                      and
                               MELLON BANK, N.A.

                    Dated as of October 19, 1988, as amended


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     This Amendment is made as of the 17th day of November, 1997 by Xyvision,
Inc., a Delaware corporation (the "Company"), and Mellon Bank, M.A., as Rights Agent (the "Rights Agent"), to the Rights Agreement dated as of October 19, 1988 between the Company and the Rights Agent (as amended, the "Rights Agreement").


WHEREAS:   The Board of Directors of the Company voted to amend the Rights Agreement by resolutions adopted on December 19, 1991 to provide that James Saltzman shall not be deemed an "acquiring person" until he becomes the beneficial owner of 35% or more of the Company's outstanding shares of Common
           Stock and that a Section 11(a)(ii) Event shall not be deemed to occur until Mr. Saltzman becomes the beneficial owner of 35%.or more of the Company's outstanding shares of Common Stock.
WHEREAS:   The Board of Directors of the Company voted to further amend the Rights Agreement by resolutions adopted on August 5, 1992 to provide that Tudor Trust shall not be deemed an "acquiring person" until it becomes the beneficial owner of 35% or more of the Company's outstanding shares of Common Stock and that a Section 11(a)(ii) Event shall not be deemed to occur until Tudor Trust becomes the beneficial owner of 35% or more of the Company's outstanding shares of Common Stock.
WHEREAS:   The Board of Directors of the Company voted to further amend the Rights Agreement by resolutions adopted on November 14, 1995 to provide that Tudor Trust shall not be deemed an "acquiring person"
           until it becomes the beneficial owner of 50% or more of the Company's outstanding shares of Common
           Stock and that a Section 11(a)(ii) Event shall not be deemed to occur until Tudor Trust becomes the beneficial owner of 50% or more of the Company's outstanding shares of Common Stock.
WHEREAS:   The Board of Directors of the Company voted to further amend the Rights Agreement by resolutions adopted on May 7, 1996 to provide that Tudor Trust shall not be deemed an "acquiring person" until it becomes the beneficial owner of 65% or more of the Company's outstanding shares of Common Stock and that a Section 11(a)(ii) Event shall not be deemed to occur until Tudor Trust becomes the beneficial owner of 65%or more of the Company's outstanding shares of Common Stock.
WHEREAS:   The Board of Directors of the Company voted to further amend the Rights Agreement by resolutions adopted on July 22, 1997 to provide that Tudor Trust shall not be deemed an "acquiring person" until it becomes the beneficial owner of 75% or more of the Company's outstanding shares of Common Stock and that a Section 11(a)(ii) Event shall not be deemed to occur until Tudor Trust becomes the beneficial owner of 75% or more of the Company's outstanding shares of Common Stock.

     NOW, THEREFORE, pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent hereby amend the Rights Agreement as follows:

1. Paragraph (a) of Section 1 is hereby amended and restated in its entirety as follows: "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding, but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan. Notwithstanding the foregoing, neither James Saltzman, nor any Affiliates or Associates of James
    Saltzman, shall be considered an Acquiring Person unless and until James Saltzman, together with all Affiliates and Associates of James Saltzman, shall be the Beneficial Owner of 35


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     or more of the shares of Common Stock then outstanding. Notwithstanding the foregoing, neither Tudor Trust, nor any Affiliates or Associates of Tudor Trust, shall be considered an Acquiring Person unless and until Tudor Trust, together with all Affiliates and Associates of Tudor Trust, shall be the Beneficial Owner of 75% or more of the shares of Common Stock then outstanding.


2. Paragraph (y) of Section 1 is hereby amended and restated in its entirety as follows:

   "Section 11(a)(ii) Event" shall mean any event described in Section 11(a)(ii)(A), (B) or (C) hereof. Notwithstanding the foregoing, a Section 11(a)(ii) Event shall not be deemed to have occurred pursuant to clause (B) of Section 11(a)(ii) as a result of James Saltzman, alone or together with his Affiliates and Associates, becoming the Beneficial Owner of 30% or more of the shares of Common Stock then outstanding unless and until James Saltzman, alone or together with his Affiliates and Associates, becomes the Beneficial Owner of 35% or more of the shares of Common Stock then outstanding (subject to the other provisions of said clause (B)). Notwithstanding the foregoing, a Section 11(a)(ii) Event shall not be deemed to have occurred pursuant to clause (B) of Section 11(a)(ii) as a result of Tudor Trust, alone or together with its Affiliates and Associates, becoming the Beneficial Owner of 30% or more of the shares of Common Stock then outstanding unless and until Tudor Trust, alone or together with its Affiliates and Associates, becomes the Beneficial Owner of 75% or more of the shares of Common Stock then outstanding (subject to the other provisions of said clause (B)).

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.
                      XYVISION, INC.


                                          By:   /s/ Kevin J. Duffy
                                          Name: Kevin J. Duffy
                                          Title: President and C.O.O.
ATTEST:


By:  /s/ Eugene P. Seneta
Name: Eugene P. Seneta

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                      MELLON BANK, N.A.


                                          By:   /s/ Tracie L. Vicki
                                          Name: Tracie L. Vicki
                                          Title: Vice President


ATTEST:


By:  /s/
Name:


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